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                                                                    EXHIBIT 99.6

    THE BOARD OF DIRECTORS OF NETRO CORPORATION RECOMMENDS THAT YOU VOTE FOR
                               PROPOSAL 1 BELOW.

1. Approval of Netro Corporation's proposal to approve and adopt the merger agreement by and among Netro Corporation, SR Telecom Inc. and Norway Acquisition Corporation dated as of March 27, 2003, as amended to date, pursuant to which Netro would merge with Norway Acquisition Corporation and would survive the merger as a wholly-owned subsidiary of SR Telecom Inc.

     | |   For    | |   Against     | |   Abstain

2. The proxies are authorized to vote in their discretion upon all such other matters as may properly come before the Special Meeting, and any postponements, adjournments, continuations or reschedulings thereof.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSAL 1, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS.

Address Change?  Mark Box   | |                   Date ________________________
Indicate changes below:

                                        ---------------------------------------

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                                        Signature(s) in Box
                                        Please sign exactly as your name(s)
                                        appear on the Proxy. If held in joint
                                        tenancy, all persons must sign.
                                        Trustees, administrators, etc., should
                                        include title and authority.
                                        Corporations should provide full name of corporation and title of authorized officer signing the proxy.

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NETRO CORPORATION                                                       PROXY
3860 North First Street
San Jose, CA  95134

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF NETRO CORPORATION FOR USE AT THE SPECIAL MEETING OF STOCKHOLDERS ON [AUGUST __,] 2003 AT 9:30 A.M., LOCAL TIME.

The undersigned stockholder of Netro Corporation hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the related proxy statement/prospectus and appoints Sanjay Khare and Gideon Ben-Efraim or either of them, attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock, par value $0.001 per share, of Netro Corporation which the undersigned is entitled to vote at the Special Meeting of Stockholders of Netro Corporation to be held on August 27, 2003 at 9:30 a.m., local time, at the Westin Hotel, Bayshore Room, 5101 Great America Parkway, Santa Clara, California 95054, and at any adjournment, postponements, continuations or reschedulings thereof (the "Special Meeting"), with all the powers the undersigned would possess if personally present at the Special Meeting, as directed on the reverse side.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER AND AT THE DISCRETION OF THE PROXY HOLDER(S) AS TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. IF NO DIRECTION IS INDICATED FOR ITEM 1, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT BY AND AMONG NETRO CORPORATION, SR TELECOM INC. AND NORWAY ACQUISITION CORPORATION AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED WITH RESPECT TO THE MATTERS COVERED HEREBY.

                      See reverse for voting instructions.